SECURITIES AND EXCHANGE COMMISSION

                         Washington, D.C.  20549
                              ---------------

                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 9,1996

                     CARSON PIRIE SCOTT & CO.
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       (Exact name of registrant as specified in its charter)

                         Illinois
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         (State or other jurisdiction of incorporation)

        0-22682                                  37-0175980
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Commission File Number                (IRS Employer Identification No.)

331 West Wisconsin Avenue, Milwaukee, Wisconsin       53203
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(Address of principal executive offices)           (Zip Code)

                          (414) 347-4141
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                  Registrant's Telephone Number

Item 5.  Other Events.

     On May 9, 1996, Carson Pirie Scott & Co. reported its sales for the first quarter in a news release, a copy of which is attached as Exhibit 1.

Item 7.  Exhibits.

1.  News Release, dated May 9, 1996.

                            SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         Dated May 12, 1996.

                                        CARSON PIRIE SCOTT & CO.

                                        By:   /s/ Charles J. Hansen
                                                ------------------------
                                                Charles J. Hansen
                                                Vice President,
                                                General Counsel,
                                                and Secretary

                          EXHIBIT INDEX

                                                  Page
                                                  No.
                                                 -----
1.  News release dated as of May 9, 1996            5

                                  EXHIBIT 1

Investors                                   Media
- - -----------                                 ------

John M. Doyle                              Edward P. Carroll, Jr.
V.P.--Treasurer                            Executive V.P. Marketing
(414) 278-5757                             (414) 347-5340

FOR IMMEDIATE RELEASE
THURSDAY, May 9, 1996

        CARSON PIRIE SCOTT & CO. SALES FOR APRIL DOWN 2.3%;
                COMBINED MARCH AND APRIL SALES UP 5.7%

MILWAUKEE, WISCONSIN, MAY 9, 1996--Carson Pirie Scott & Co.
(NYSE: CRP) today reported that sales for the four weeks ended May 4, 1996 decreased 1.5% to $83.3 million. On a comparable store basis sales declined 2.3%.

                              SALES SUMMARY
                           ---------------------

                             ($ in Millions)

                                  Comparable
Sales                             Store Sales
Period  1996  1995**  % Change**  % Change*
- - ------  ----- ------   ---------  -------------

April   $83.3   $84.6   - 1.5%      - 2.3%

Year
 to
date   $236.8   $249.4  - 5.0%      + 4.6%


Total
Stores  54         53

* Comparable sales represent sales of those stores open during both years.
** 1995 total sales include $25.0 million of sales from eight stores that were sold to Mervyn's in March 1995.

Stanton J. Bluestone, Chairman and Chief Executive Officer of Carson Pirie Scott & Co., commented:

"The decline in April sales primarily reflected the shift of Easter into the month of March, but sales were also impacted negatively by cooler than normal temperatures. For the combined March and April period, which eliminates the effect of the Easter shift, our comparable store sales grew 5.7%. The 1995 renovated stores continued to pace the Company with a 22.3% increase for the month."

The April sales results brought to a close a successful first quarter in which we recorded a 4.6% same-store sales gain.
The sales results for the quarter were driven by our apparel categories. Double-digit increases were recorded in Better
Sportswear, Special Sizes and the entire Men's category.
Based on our good top-line performance, I expect first quarter net earnings from operations will be approximately double the prior year results of $0.07 per share."

Carson Pirie Scott & Co., a major department store retailer, operates 51 department stores and 3 furniture stores: 31
Carson Pirie Scott stores in greater Chicago, Indiana and
Minnesota; 12 Bergner's stores in central Illinois; and 11 Boston Stores in Wisconsin.